EXHIBIT 15.1
AWARENESS LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
February 17, 2006
The Board of Directors
TD AMERITRADE Holding Corporation
We are aware of the incorporation by reference in this Registration Statement on Form S-8 of TD AMERITRADE Holding Corporation (formerly Ameritrade Holding Corporation) of our report dated February 3, 2006 relating to the unaudited condensed consolidated interim financial statements of TD AMERITRADE Holding Corporation that are included in its Form 10-Q/A for the quarter ended December 31, 2005.

/s/ ERNST & YOUNG LLP
Kansas City, Missouri